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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-46342) pertaining to the Focal Communications Corporation 401(k) Plan, of our report dated September 12, 2002 (except for Note 8, as to which the date is July 1, 2003), with respect to the financial statements and schedule of the Focal Communications Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP
Chicago, Illinois August 21, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS